As filed with the Securities and Exchange Commission on June 23, 2014

Registration No. 333-194606

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GlobeImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	84-1353925
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1450 Infinite Drive

Louisville, CO 80027

(303) 625-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy C. Rodell, M.D.

Chief Executive Officer and President

GlobeImmune, Inc.

1450 Infinite Drive

Louisville, CO 80027

(303) 625-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brent D. Fassett Francis R. Wheeler Matthew P. Dubofsky Cooley LLP 380 Interlocken Crescent, Suite 900 Broomfield, Colorado 80021 Tel: (720) 566-4000 Fax: (720) 566-4099	Michael J. Lerner John D. Hogoboom Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Tel: (212) 262-6700 Fax: (973) 597-2300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	$30,546,875	$3,935
Total	$30,546,875	$3,935(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of additional shares that the underwriter has the option to purchase.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	A registration fee $5,605 has been previously paid in connection with this Registration Statement based on an estimate of the aggregate offering price.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to Registration Statement on Form S-1 (Registration No. 333-194606) of GlobeImmune, Inc. is being filed solely to furnish amended Exhibits 1.1, 4.9, 4.10 and 5.11, to remove Exhibit 4.11 and to revise the cover page hereto and Item 15 herein to reflect amendments thereto necessitated by such changes to such exhibits. Accordingly, this Amendment No. 5 consists only of the facing page, this explanatory note, Part II to the Registration Statement, the Exhibit Index and Exhibits 1.1, 4.9, 4.10 and 5.11. No other changes have been made to the Form S-1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other expenses of issuance and distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for except for the Securities and Exchange Commission, or SEC, registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the initial listing fee for The NASDAQ Global Market.

Amount Paid or to be Paid
SEC registration fee	$4,003
FINRA filing fee	5,162
NASDAQ Global Market listing fee	125,000
Blue sky fees and expenses	5,000
Printing expenses	225,000
Legal fees and expenses	725,000
Accounting fees and expenses	150,000
Transfer agent and registrar fees and expenses	10,000
Miscellaneous fees and expenses	52,000

Total	$1,301,170

Item 14.	Indemnification of directors and officers.

Our amended and restated certificate of incorporation, which will become effective upon completion of this offering, limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation, which will become effective upon completion of this offering, does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, which remain available under Delaware law. These limitations also do not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our amended and restated bylaws, which will become effective upon completion of this offering, provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.

We have entered into amended and restated indemnification agreements with our directors and executive officers, whereby we agree to indemnify our directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director is or was a director, officer, employee or agent of GlobeImmune, Inc., provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of GlobeImmune, Inc. At present, there is no pending litigation or proceeding involving a director or executive officer of GlobeImmune, Inc. regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

The underwriter is obligated, under certain circumstances, pursuant to the underwriting agreement filed as Exhibit 1.1 hereto, to indemnify us, our officers and directors against liabilities under the Securities Act of 1933, as amended.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Document	Number
Form of Underwriting Agreement	1.1
Form of Amended and Restated Certificate of Incorporation to be effective upon completion of this offering	3.3
Form of Amended and Restated Bylaws to be effective upon completion of this offering	3.5
Form of Amended and Restated Indemnification Agreement	10.4

Item 15.	Recent sales of unregistered securities.

Set forth below is information regarding shares of common stock, preferred stock, warrants and convertible promissory notes that we issued and options that we granted within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, that we received for such shares, warrants, notes and options and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

(a)	Issuances of Capital Stock, Warrants and Convertible Promissory Notes.

1.	On August 17, 2012, we sold 1,904 shares of our common stock pursuant to the exercise of a warrant at a price of $34.37 per share to one accredited investor for cash consideration of $8,969.

2.	On September 12, 2012, we issued 29,432 shares of our Series C Preferred Stock upon the net exercise of a warrant to purchase Series C Preferred Stock at an exercise price of $1.644 per share. We received no additional consideration in connection with this exercise.

3.	On September 12, 2012, we issued 2,532 shares of our Series C Preferred Stock pursuant to the exercise of a warrant as a price of $1.445 per share to one accredited investor for cash consideration of $3,659.

4.	On November 12, 2013, we issued a 8% convertible promissory note due on November 12, 2016 with an aggregate principal amount of $391,730.

5.	From January 31, 2014 to February 11, 2014 we issued 10% convertible promissory notes, or the 2014 Notes, due on January 31, 2015 with an aggregate principal amount of $7,500,000 to accredited investors. At the close of this offering the aggregate principal and accrued interest of the 2014 Notes will convert into 690,663 shares of common stock assuming an initial public offering price of $16.00 per share, the midpoint of the range set forth on the cover page of this prospectus, and based on a conversion date of May 31, 2014, and (ii) we issued warrants to purchase our capital stock, which, upon completion of this offering, will convert into warrants to purchase an aggregate of 468,769 shares of our common stock with an assumed exercise price of $16.00 per share assuming an initial public offering price of $16.00 per share, the midpoint of the range set forth on the cover page of this prospectus. These warrants are exercisable until their expiration on January 31, 2019.

6.	In connection with the issuance of the 2014 Notes and the related warrants we issued warrants to purchase an aggregate of 46,877 shares of our common stock at an assumed exercise price of $20.00 per share assuming an initial public offering price of $16.00 per share, the midpoint of the range set forth on the cover page of this prospectus. This warrant is exercisable until its expiration on the five year anniversary of the effective date of this registration statement.

7.	In connection with the issuance of the 2014 Notes and the related warrants we issued a warrant to purchase an aggregate of 69,063 shares of our common stock at an assumed exercise price of $20.00 per share assuming an initial public offering price of $16.00 per share, the midpoint of the range set forth on the cover page of this prospectus. This warrant is exercisable until its expiration on the five year anniversary of the effective date of this registration statement.

(b)	Grants of Stock Options.

1.	From January 1, 2011 through December 31, 2013, we granted stock options to purchase an aggregate of 47,874 shares of common stock with exercise prices ranging from $10.07 to $18.24 per share to certain of our employees, consultants, advisors and directors under our 2002 Stock Incentive Plan, or the 2002 Plan, in connection with services provided to us by such parties. Of these options, no shares have been exercised. 10,862 options have been cancelled without being exercised and 37,012 options remain outstanding.

2.	On March 13, 2014, we granted stock options to purchase an aggregate of 7,279 shares of common stock with exercise prices of $15.10 per share to certain of our employees, consultants, advisors and directors under the 2002 Plan, in connection with services provided to us by such parties. None of these options have been exercised. None of these options have been cancelled without being exercised and 7,279 options remain outstanding.

No underwriters were involved in the foregoing issuances of securities.

The offers, sales and issuances of the securities described in Item 15(a) were deemed to be exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D in that the issuance of securities to the accredited investors did not involve a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor under Rule 501 of Regulation D.

The offers, sales and issuances of the securities described in Item 15(b) were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona-fide consultants and received the securities under the 2002 Plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about the Company.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement

3.1#	Restated Certificate of Incorporation of Registrant filed on June 14, 2012

3.2#	Certificate of Amendment to the Restated Certificate of Incorporation filed on August 31, 2012

3.2.1#	Certificate of Amendment to the Restated Certificate of Incorporation filed on April 25, 2014

3.3#	Form of Amended and Restated Certificate of Incorporation of Registrant to be effective upon completion of this offering

3.4#	Amended and Restated Bylaws of Registrant, as currently in effect

3.5#	Form of Amended and Restated Bylaws of Registrant to be effective upon completion of this offering

4.1#	Form of Registrant’s Common Stock Certificate

Exhibit Number	Description of Exhibit

4.2#	Form of Warrants to purchase Series B Preferred Stock and a Schedule of Warrantholders

4.3#	Warrant to purchase Series B Preferred Stock, dated April 14, 2006, issued to SVB Financial Group

4.4#	Warrant to purchase Series B Preferred Stock, dated April 14, 2006, issued to Oxford Finance Corporation

4.5#	Form of Warrants to purchase Series C Preferred Stock and a Schedule of Warrantholders

4.6#	Convertible Promissory Note issued by Registrant to Cooley LLP, dated as of November 12, 2013

4.7#	Form of Warrant Certificate and a Schedule of Warrantholders

4.8#	Form of Convertible Term Note and a Schedule of Noteholders

4.9	Form of Amended and Restated Warrant to purchase capital stock issued to Aegis Capital Corp. or its designees

4.10	Form of Amended and Restated Warrant to purchase capital stock issued to Aegis Capital Corp. or its designees

4.12#	Fifth Amended and Restated Stockholders Agreement between Registrant and certain holders of Common and Preferred Stock dated January 14, 2010

4.12.1#	Amendment No. 1 to Fifth Amended and Restated Stockholders Agreement between Registrant and certain holders of Common and Preferred Stock dated August 31, 2012

4.13#	Form of Warrant to be issued to Cooley LLP upon completion of this offering

5.1	Opinion of Cooley LLP

10.1†#	2002 Stock Incentive Plan

10.1.1†#	Form of Incentive Stock Option Agreement under 2002 Stock Incentive Plan

10.1.2†#	Form of Non-Qualified Stock Option Agreement under 2002 Stock Incentive Plan

10.2†#	2014 Equity Incentive Plan

10.2.1†#	Form of Stock Option Grant Notice and Stock Option Agreement under 2014 Equity Incentive Plan

10.3†#	2014 Employee Stock Purchase Plan

10.4†#	Form of Indemnification Agreement between Registrant and its directors and executive officers

10.5†#	Executive Employment Agreement between the Registrant and Timothy C. Rodell

10.6†#	Executive Employment Agreement between Registrant and C. Jeffrey Dekker

10.6.1†#	Executive Employment Agreement between Registrant and Kirk A. Christoffersen

10.7#	Lease between Registrant and Triumph 1450 LLC, dated October 25, 2005

10.7.1#	Lease Amendment between Registrant and Triumph 1450 LLC, dated August 25, 2006

10.7.2#	Second Lease Amendment between Registrant and SF Infinite Drive, LLC, dated June 3, 2010

10.7.3#	Third Lease Amendment between Registrant and SF Infinite Drive, LLC, dated October 31, 2013

10.7.4#	Fourth Amendment to Lease Agreement between Registrant and SF Infinite Drive, LLC, dated April 14, 2014

10.8*#	Collaboration and Option Agreement between Registrant and Celgene Corporation, dated as of May 14, 2009

10.8.1#	Amendment #1 to the Collaboration and Option Agreement between Registrant and Celgene Corporation, dated as of November 6, 2009

Exhibit Number	Description of Exhibit

10.8.2#	Amendment #2 to the Collaboration and Option Agreement between Registrant and Celgene Corporation, dated as of February 9, 2010

10.8.3*#	Amendment #3 to the Collaboration and Option Agreement between Registrant and Celgene Corporation, dated as of June 16, 2011

10.8.4*#	Amendment #4 to the Collaboration and Option Agreement between Registrant and Celgene Corporation, dated as of October 24, 2011

10.9*#	GI-6300 Program License Agreement by and among the Registrant, Celgene Corporation, and Celgene Alpine Investment Co., LLC, dated July 26, 2013

10.10*#	License and Collaboration Agreement between Registrant and Gilead Sciences, Inc., dated as of October 24, 2011

10.10.1#	First Amendment to License and Collaboration Agreement between Registrant and Gilead Sciences, Inc. dated as of December 14, 2012

10.11*#	Agreement between Registrant and The Regents of the University of Colorado, dated as of May 30, 2006

10.11.1*#	Amendment (1) to Agreement and Restated Intellectual Property License Agreement among Registrant, The Regents of the University of Colorado and University License Equity Holdings, Inc., effective as of May 5, 2009

10.11.2*#	Second Amendment to Agreement and Restated Intellectual Property License Agreement among Registrant, The Regents of the University of Colorado and University License Equity Holdings, Inc., effective as of March 12, 2010

10.11.3*#	Stock Purchase Agreement between the Registrant and University License Equity Holding, Inc., dated the 8th day of August, 2003

10.11.4*#	Stock Purchase Agreement between the Registrant and University License Equity Holding, Inc. dated the 15th day of October, 2003

10.11.5*#	Stock Purchase Agreement between the Registrant and University License Equity Holding, Inc. dated the 7th day of September, 2004

10.11.6*#	Stock Purchase Agreement between the Registrant and University License Equity Holding, Inc. dated the 25th day of August, 2005

10.12*#	Cooperative Research and Development Agreement (CRADA #2264) between Registrant and National Cancer Institute, dated January 23, 2008

10.12.1*#	Amendment No. 1 to CRADA #2264 between Registrant and National Cancer Institute, dated August 8, 2011

10.12.2*#	Amendment No. 2 to CRADA #2264 between Registrant and National Cancer Institute, dated July 30, 2013

10.13*#	Public Health Service Patent License Agreement – Exclusive (License Number: L127-2007/0) (CEA) between Registrant and the National Institutes of Health, or NIH, dated as of June 11, 2007

10.13.1*#	First Amendment to Public Health Service Patent License Agreement – Exclusive (License Number: L127-2007/1) (CEA) between Registrant and the NIH, dated as of April 5, 2010

10.13.2*#	Second Amendment to Public Health Service Patent License Agreement – Exclusive (License Number: L127-2007/2) (CEA) between Registrant and the NIH, dated as of October 31, 2011

10.14*#	Public Health Service Patent License Agreement – Exclusive (License Number L-121-2011/0) (VirusPlus) between Registrant and the NIH, dated as of August 23, 2011

Exhibit Number	Description of Exhibit

10.15*#	Public Health Service Patent License Agreement – Exclusive (License Number: L-036-2012/0) (Brachyury) between Registrant and the NIH, dated as of January 3, 2012

10.16*#	Public Health Service Patent License Agreement – Exclusive (License Number: L-067-2012/0) (MUC1) between Registrant and the NIH, dated as of March 12, 2012

10.17†#	2014 Performance Based Non-Equity Incentive Plan

10.18#	Form of Employee Proprietary Information and Inventions Agreement

10.19#	Engagement Letter between Registrant and Aegis Capital Corp., dated as of December 17, 2013

10.20#	Placement Agency Agreement between Registrant and Aegis Capital Corp., dated as of January 27, 2014

23.1#	Consent of KPMG LLP, independent registered public accounting firm

23.2#	Consent of Cooley LLP (included in Exhibit 5.1)

24.1#	Power of Attorney (see signature page of this registration statement)

†	Indicates management contract or compensatory plan.
*	Indicates confidential treatment has been requested with respect to specific portions of this exhibit. Omitted portions have been filed with the Securities and Exchange Commission.
#	Previously filed.

(b)	Financial statement schedule.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement on From S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Colorado, on June 23, 2014.

GLOBEIMMUNE, INC.

By:	/s/ Timothy C. Rodell
Timothy C. Rodell, M.D. Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Timothy C. Rodell Timothy C. Rodell, M.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	June 23, 2014

/s/ C. Jeffrey Dekker C. Jeffrey Dekker	Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	June 23, 2014

* J. William Freytag, Ph.D.	Chairman of the Board of Directors and Director	June 23, 2014

* Ralph E. Christoffersen, Ph.D.	Director	June 23, 2014

* Augustine J. Lawlor	Director	June 23, 2014

* Paul A. Mieyal, Ph.D.	Director	June 23, 2014

* Dan J. Mitchell	Director	June 23, 2014

* Pennina Safer, Ph.D.	Director	June 23, 2014

* S. Edward Torres	Director	June 23, 2014

* By	/s/ Timothy C. Rodell
Timothy C. Rodell
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement

3.1#	Restated Certificate of Incorporation of Registrant filed on June 14, 2012

3.2#	Certificate of Amendment to the Restated Certificate of Incorporation filed on August 31, 2012

3.2.1#	Certificate of Amendment to the Restated Certificate of Incorporation filed on April 25, 2014

3.3#	Form of Amended and Restated Certificate of Incorporation of Registrant to be effective upon completion of this offering

3.4#	Amended and Restated Bylaws of Registrant, as currently in effect

3.5#	Form of Amended and Restated Bylaws of Registrant to be effective upon completion of this offering

4.1#	Form of Registrant’s Common Stock Certificate

4.2#	Form of Warrants to purchase Series B Preferred Stock and a Schedule of Warrantholders

4.3#	Warrant to purchase Series B Preferred Stock, dated April 14, 2006, issued to SVB Financial Group

4.4#	Warrant to purchase Series B Preferred Stock, dated April 14, 2006, issued to Oxford Finance Corporation

4.5#	Form of Warrants to purchase Series C Preferred Stock and a Schedule of Warrantholders

4.6#	Convertible Promissory Note issued by Registrant to Cooley LLP, dated as of November 12, 2013

4.7#	Form of Warrant Certificate and a Schedule of Warrantholders

4.8#	Form of Convertible Term Notes and a Schedule of Noteholders

4.9	Form of Amended and Restated Warrant to purchase capital stock issued to Aegis Capital Corp. or its designees

4.10	Form of Amended and Restated Warrant to purchase capital stock issued to Aegis Capital Corp. or its designees

4.12#	Fifth Amended and Restated Stockholders Agreement between Registrant and certain holders of Common and Preferred Stock dated January 14, 2010

4.12.1#	Amendment No. 1 to Fifth Amended and Restated Stockholders Agreement between Registrant and certain holders of Common and Preferred Stock dated August 31, 2012

4.13#	Form of Warrant to be issued to Cooley LLP upon completion of this offering

5.1	Opinion of Cooley LLP

10.1†#	2002 Stock Incentive Plan

10.1.1†#	Form of Incentive Stock Option Agreement under 2002 Stock Incentive Plan

10.1.2†#	Form of Non-Qualified Stock Option Agreement under 2002 Stock Incentive Plan

10.2†#	2014 Equity Incentive Plan

10.2.1†#	Form of Stock Option Grant Notice and Stock Option Agreement under 2014 Equity Incentive Plan

10.3†#	2014 Employee Stock Purchase Plan

Exhibit Number	Description of Exhibit

10.4†#	Form of Indemnification Agreement between Registrant and its directors and executive officers

10.5†#	Executive Employment Agreement between the Registrant and Timothy C. Rodell

10.6†#	Executive Employment Agreement between Registrant and C. Jeffrey Dekker

10.6.1†#	Executive Employment Agreement between Registrant and Kirk A. Christoffersen

10.7#	Lease between Registrant and Triumph 1450 LLC, dated October 25, 2005

10.7.1#	Lease Amendment between Registrant and Triumph 1450 LLC, dated August 25, 2006

10.7.2#	Second Lease Amendment between Registrant and SF Infinite Drive, LLC, dated June 3, 2010

10.7.3#	Third Lease Amendment between Registrant and SF Infinite Drive, LLC, dated October 31, 2013

10.7.4#	Fourth Amendment to Lease Agreement between Registrant and SF Infinite Drive, LLC, dated April 14, 2014

10.8*#	Collaboration and Option Agreement between Registrant and Celgene Corporation, dated as of May 14, 2009

10.8.1#	Amendment #1 to the Collaboration and Option Agreement between Registrant and Celgene Corporation, dated as of November 6, 2009

10.8.2#	Amendment #2 to the Collaboration and Option Agreement between Registrant and Celgene Corporation, dated as of February 9, 2010

10.8.3*#	Amendment #3 to the Collaboration and Option Agreement between Registrant and Celgene Corporation, dated as of June 16, 2011

10.8.4*#	Amendment #4 to the Collaboration and Option Agreement between Registrant and Celgene Corporation, dated as of October 24, 2011

10.9*#	GI-6300 Program License Agreement by and among the Registrant, Celgene Corporation, and Celgene Alpine Investment Co., LLC, dated July 26, 2013

10.10*#	License and Collaboration Agreement between Registrant and Gilead Sciences, Inc., dated as of October 24, 2011

10.10.1#	First Amendment to License and Collaboration Agreement between Registrant and Gilead Sciences, Inc, dated as of December 14, 2012

10.11*#	Agreement between Registrant and The Regents of the University of Colorado, dated as of May 30, 2006

10.11.1*#	Amendment (1) to Agreement and Restated Intellectual Property License Agreement among Registrant, The Regents of the University of Colorado and University License Equity Holdings, Inc., effective as of May 5, 2009

10.11.2*#	Second Amendment to Agreement and Restated Intellectual Property License Agreement among Registrant, The Regents of the University of Colorado and University License Equity Holdings, Inc., effective as of March 12, 2010

10.11.3*#	Stock Purchase Agreement between the Registrant and University License Equity Holding, Inc., dated the 8th day of August, 2003

10.11.4*#	Stock Purchase Agreement between the Registrant and University License Equity Holding, Inc. dated the 15th day of October, 2003

10.11.5*#	Stock Purchase Agreement between the Registrant and University License Equity Holding, Inc. dated the 7th day of September, 2004

Exhibit Number	Description of Exhibit

10.11.6*#	Stock Purchase Agreement between the Registrant and University License Equity Holding, Inc. dated the 25th day of August, 2005

10.12*#	Cooperative Research and Development Agreement (CRADA #2264) between Registrant and National Cancer Institute, dated January 23, 2008

10.12.1*#	Amendment No. 1 to CRADA #2264 between Registrant and National Cancer Institute, dated August 8, 2011

10.12.2*#	Amendment No. 2 to CRADA #2264 between Registrant and National Cancer Institute, dated July 30, 2013

10.13*#	Public Health Service Patent License Agreement – Exclusive (License Number: L127-2007/0) (CEA) between Registrant and the National Institutes of Health, or NIH, dated as of June 11, 2007

10.13.1*#	First Amendment to Public Health Service Patent License Agreement – Exclusive (License Number: L127-2007/1) (CEA) between Registrant and the NIH, dated as of April 5, 2010

10.13.2*#	Second Amendment to Public Health Service Patent License Agreement – Exclusive (License Number: L127-2007/2) (CEA) between Registrant and the NIH, dated as of October 31, 2011

10.14*#	Public Health Service Patent License Agreement – Exclusive (License Number L-121-2011/0) (VirusPlus) between Registrant and the NIH, dated as of August 23, 2011

10.15*#	Public Health Service Patent License Agreement – Exclusive (License Number: L-036-2012/0) (Brachyury) between Registrant and the NIH, dated as of January 3, 2012

10.16*#	Public Health Service Patent License Agreement – Exclusive (License Number: L-067-2012/0) (MUC1) between Registrant and the NIH, dated as of March 12, 2012

10.17†#	2014 Performance-Based Non-Equity Incentive Plan

10.18#	Form of Employee Proprietary Information and Inventions Agreement

10.19#	Engagement Letter between Registrant and Aegis Capital Corp., dated as of December 17, 2013

10.20#	Placement Agency Agreement between Registrant and Aegis Capital Corp., dated as of January 27, 2014

23.1#	Consent of KPMG LLP, independent registered public accounting firm

23.2#	Consent of Cooley LLP (included in Exhibit 5.1)

24.1#	Power of Attorney (see signature page of this registration statement)

†	Indicates management contract or compensatory plan.

*	Indicates confidential treatment has been requested with respect to specific portions of this exhibit. Omitted portions have been filed with the Securities and Exchange Commission.

#	Previously filed.